UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Helius Medical Technologies, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	36-4787690
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

642 Newtown Yardley Road, Suite 100

Newtown, Pennsylvania 18940

(215) 944-6100

(Address of principal executive offices and zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Class A Common Stock, without par value	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

000-55364

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered

Helius Medical Technologies, Inc. (the “Registrant”), hereby incorporates by reference the description of its securities to be registered hereunder contained in the description of our Class A Common Stock included in our registration statement on Form 10 (filed April 15, 2015, as amended on May 4, 2015) including any amendment or reports filed for the purposes of updating this description (the “Registration Statement”), to which this Form 8-A relates. In addition, any form of prospectus or prospectus supplement relating to the Registration Statement that includes such descriptions and that is subsequently filed by the Registrant with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is also incorporated by reference herein.

Item 2. Exhibits

Under the “Instructions as to Exhibits” section of Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are to be registered on The Nasdaq Stock Market, LLC and the securities to be registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 4, 2018	HELIUS MEDICAL TECHNOLOGIES, INC.

	By:	/s/ Philippe Deschamps
Philippe Deschamps
Chief Executive Officer